Exhibit 4.8

Form 51-102F3

Material Change Report

Item 1            Name and Address of Company

AltaGas Ltd. (“AltaGas” or the “Corporation”)

1700, 355 — 4th Avenue, S.W.

Calgary, Alberta

T2P 0J1

Item 2            Date of Material Change

May 27, 2019.

Item 3            News Release

A news release disclosing the material change was issued on May 27, 2019 through the news wire services of Cision.

Item 4            Summary of Material Change

On May 27, 2019, the Corporation announced:

i.                  the appointment of D. James Harbilas as Executive Vice President and Chief Financial Officer, effective June 10, 2019; and

ii.               that Tim Watson, the Corporation’s current Executive Vice President and Chief Financial Officer, will be stepping down from his current role effective June 9, 2019.

Item 5            Full Description of Material Change

On May 27, 2019, the Corporation announced the appointment of D. James Harbilas as Executive Vice President and Chief Financial Officer, effective June 10, 2019. Mr. Harbilas will be responsible for AltaGas’ finance, treasury, corporate development and capital market functions.

Mr. Harbilas will be joining the Corporation from Enerflex Ltd., a Calgary-based, international natural gas services company, where he has served as Executive Vice President and Chief Financial Officer for over 11 years. Prior to his leadership role at Enerflex Ltd., he also served as Vice President, Finance and Chief Financial Officer of Fortis Alberta Inc., a regulated utility. Mr. Harbilas is a Chartered Accountant and holds a Bachelor of Commerce degree from Concordia University.

The Corporation also announced on May 27, 2019 that Tim Watson, the Corporation’s current Executive Vice President and Chief Financial Officer, will be leaving the Corporation. Mr. Watson will remain in his current role until June 9, 2019.

Item 6            Reliance on subsection 7.1(2) of National Instrument 51-102

Not applicable.

Item 7            Omitted Information

Not applicable.

Item 8            Executive Officer

Inquiries in respect of the material change referred to herein may be made to:

Bradley B. Grant

Executive Vice President and Chief Legal Officer

AltaGas Ltd.

Tel: (403) 691-7575

Item 9            Date of Report

May 31, 2019.

Cautionary Statement Regarding Forward-Looking Information

This document contains forward-looking information (forward-looking statements). Words such as “may”, “can”, “will”, “plan”, “anticipate”, “believe”, “focus”, “strive”, “forecast”, “expect”, “project”, “target”, “potential”, “objective”, “continue”, “outlook”, “vision”, “opportunity” and similar expressions suggesting future events or future performance, as they relate to AltaGas are intended to identify forward-looking statements. In particular, this document contains forward-looking statements with respect to, among other things, personnel, strategy and anticipated asset sales. Specifically, such forward-looking statements included in this document include, but are not limited to, statements with respect to the following: timing for appointment of new Executive Vice President and Chief Financial Officer and departure of incumbent Executive Vice President and Chief Financial Officer; and anticipated areas of focus for the new Executive Vice President and Chief Financial Officer. AltaGas’ forward-looking statements are subject to certain risks and uncertainties which could cause results or events to differ from current expectations, including, without limitation those factors discussed under the heading “Risk Factors” in AltaGas’ AIF for the year ended December 31, 2018. Many factors could cause AltaGas’ or any particular business segment’s actual results, performance or achievements to vary from those described in this document. Should one or more of these risks or uncertainties materialize, or should assumptions underlying forward-looking statements prove incorrect, actual results may vary materially from those described in this document as intended, planned, anticipated, believed, sought, proposed, estimated, forecasted, expected, projected or targeted and such forward-looking statements included in this document, should not be unduly relied upon. The impact of any one assumption, risk, uncertainty or other factor on a particular forward-looking statement cannot be determined with certainty because they are interdependent and AltaGas’ future decisions and actions will depend on management’s assessment of all information at the relevant time. Such statements speak only as of the date of this document. AltaGas does not intend, and does not assume any obligation, to update these forward-looking statements except as required by law. The forward-looking statements contained in this document are expressly qualified by these cautionary statements.